UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 16, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

METALDYNE PERFORMANCE GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-36774	47-1420222

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.

One Towne Square, Suite 550 Southfield, MI	48076

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(734)-727-1800

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Metaldyne Performance Group Inc. (the "Company") will participate in a fireside chat and distribute materials on May 17, 2016 to attendees of the Goldman Sachs Leveraged Finance Conference regarding, among other things, the Company’s business, performance and guidance. A copy of the materials to be used at the conference (the “Presentation Materials”) is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Presentation Materials, with non-material modifications, may also be used from time to time after May 17, 2016 in presentations about the Company’s operations and performance to current and potential investors and others with an interest in the Company and its business.

The information contained in the Presentation Materials is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press releases or otherwise from time to time. The Presentation Materials include forward-looking statements which should be read in conjunction with the cautionary language included in the Presentation Materials. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. The Presentation Materials will also be posted in the Investor Relations section of the Company’s website, www.mpgdriven.com, for 90 days.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Presentation dated May 17, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALDYNE PERFORMANCE GROUP INC. (Registrant)

BY:	/s/ Mark Blaufuss	Date: May 16, 2016
Mark Blaufuss, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation dated May 17, 2016.